Exhibit 10.2

ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the “Agreement”) is made as of this 13th day of December, 2001, by and among AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Escrow Agent”), HEARx LTD., a Delaware corporation (the “Company”), and ADVANTAGE FUND II LTD. (the “Investor”).

W I T N E S S E T H :

     WHEREAS, pursuant to the terms and conditions of the Exchange and Redemption Agreement, dated as of December 4, 2001 the Company and the Investor (the “Exchange Agreement”), the Company has issued 470,530 shares of its common stock, $.10 par value per share (the “Common Stock”), to the Investor (such shares together with 129,470 shares of Common Stock currently held by the Investor are hereinafter referred to as the “Escrowed Shares”); and

     WHEREAS, the Company and the Investor desire that the Escrowed Shares be held in escrow pending their sale or disposition by the Investor pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent acts as the Company’s transfer agent for its Common Stock and is willing to act as the escrow agent for the Escrowed Shares.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

     1.     Establishment of Escrow Account. Investor and the Company hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrowed Shares, agrees to hold, invest, disburse and release the Escrowed Shares in accordance with this Escrow Agreement. Concurrently herewith, the Company and the Investor shall deposit with the Escrow Agent the Escrowed Shares. The Company shall deliver four of the certificates representing the Escrowed Shares in denominations of 100,000 shares of Common Stock and one certificate in the denomination of 70,530 shares of Common Stock, each such certificate shall be registered in the name of the Investor (each such certificate, a “Certificate”), and the Investor shall deposit with the Escrow Agent, by electronic delivery through DTC, 129,470 shares of Common Stock (the “DTC Shares.”)

     2.     Voting Rights. The Investor shall have the right to vote all Escrowed Shares owned by it of record with respect to any matter to which the holders of the Common Stock of the Company are entitled to vote.

     3.     Dividends and Distributions. In the case that during the term of this Agreement a dividend or other distribution shall be made or issued upon or on account of any of the Escrowed Shares any (i) cash dividends paid by the Company; (ii) stock dividends in the form of additional shares of Common Stock or other securities of the Company; or (iii) any other funds or any property through a distribution by the Company to its stockholders or a capital transaction affecting the Common Stock of the Company, such dividend or other distribution shall be kept by the Escrow Agent as Escrowed Shares subject to this Agreement, if in shares of Common Stock, and shall be delivered promptly to the Investor, if in cash or other securities of the Company or other funds or property.

     4.     Tax Treatment. The Company and the Investor agree that, for United States Federal income tax purposes, the Investor will be treated as the sole owners of the Escrowed Shares.

     5.     Disbursements From the Escrow Account.

            (a)  Except to the extent of one or more Investor Notices (as defined below) or the removal or resignation of the Escrow Agent in accordance with Section 7, the Escrowed Shares will be held by the Escrow Agent in accordance with this Agreement at its place of business specified in Section 10.

            (b)  The Investor is entitled to deliver to the Escrow Agent one or more written notices instructing the Escrow Agent to release Escrowed Shares in the circumstances and with the results set forth in Sections 5(c), (d) and (e) of this Agreement. In order to be effective under this Agreement, each such notice (each, an “Investor Notice”) that directs the release of all or a portion of the Escrowed Shares based upon the stock price of the Common Stock must have attached or set forth thereon a listing of the stock price for the Common Stock as reported by the Wall Street Journal (or another reporting service mutually agreed to in writing by each of the Company and the Investor for such purpose for the relevant period and provided to the Escrow Agent). In addition, each Investor Notice shall specify (a) the number of shares represented by a Certificate that will be delivered to it pursuant to such Investor Notice or (b) that the DTC Shares will be delivered to it by electronic delivery pursuant to the Investor Notice. The Investor will provide a copy of each Investor Notice to the Company via facsimile concurrently with such delivery to the Escrow Agent. Absent an error in calculation, the parties understand and agree that the Escrow Agent is bound to act in accordance with Investor Notices, without any investigation on the part of the Escrow Agent, and no notice or instruction received from or on behalf of the Company shall affect the Escrow Agent’s obligation to act in accordance with any Investor Notice (absent an error in calculation) or to honor subsequent Investor Notices. The Company agrees that it shall have no right to deliver any such contradictory notices. The Escrow Agent shall deliver all Certificates and DTC Shares hereunder as soon as practicable following the receipt of an Investor Notice directing such release and shall immediately notify the Company of such delivery.

            (c)  If at any time and from time to time prior to January 1, 2004, the Escrow Agent receives an Investor Notice stating that the closing price (the “Closing Price”) of the Common Stock as reported by the Wall Street Journal (or another reporting service mutually agreed to in writing by each of the Company and the Investor and provided to the Escrow Agent) for the five consecutive trading days immediately preceding the date of such notice equals or exceeds $2.46 per share (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the Common Stock), then the Escrow Agent shall deliver to or as directed by the Investor one Certificate or the DTC Shares, as specified in such Investor Notice. If the Escrow Agent shall have previously delivered one or more Certificates or the DTC Shares to the Investor under this Section, then it shall be a condition to the Escrow Agent’s obligation to deliver a Certificate or DTC Shares, as the case may be, on account of the Investor Notice then at issue that the Investor Notice at issue contain a certification of the Investor that the Investor has sold or otherwise disposed of the shares of Common Stock represented by prior delivered Certificate(s) or DTC Shares in a manner permitted by the Exchange Agreement, including any effective volume limitations therein on the Investor’s right to resale any such shares, if any.

            (d)  The Escrow Agent agrees to issue Certificates free of restrictive legends if so directed by the Company and the Escrow Agent receives an opinion of counsel to the Company to that effect. The parties hereto acknowledge and agree that the DTC Shares will be delivered at all times free of restrictive legend.

            (e)  If the Escrow Agent holds less than 200,000 Escrowed Shares on or following January 1, 2004, then the Investor may deliver to the Escrow Agent an Investor Notice directing the delivery to or as directed by it of all then remaining Escrowed Shares, following the delivery of which this Agreement shall terminate. If on or following January 1, 2004 the Escrow Agent holds 200,000 or more Escrowed Shares and the Investor has sold or otherwise disposed of all of the shares represented by any previously delivered Certificates or the DTC Shares, then the Escrow Agent shall deliver to the Investor one additional Certificate or the DTC Shares, as specified in the Investor Notice. If the Investor shall subsequently deliver to the Escrow Agent an Investor Notice stating that it has sold or otherwise disposed of the shares represented by any additional Certificates or the DTC Shares previously delivered under this Section and certifies that the volume limitations set forth in Section 5(c) above have been met, then the Escrow Agent shall deliver to the Investor an additional Certificate or the DTC Shares, as specified in such Investor Notice, until such time as no further Escrowed Shares are held by the Escrow Agent.

     6.     Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time and for any reason by giving not less than twenty (20) days’ prior written notice to the parties, or may be removed, with or without cause, by the parties, acting jointly by furnishing a written notice to Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to Escrow Agent. Such resignation of removal shall take effect upon the appointment of a successor escrow agent as provided below or as otherwise agreed by the Company, the Investor and Escrow Agent. Upon any such notice of resignation or removal, the Company and the Investor jointly shall appoint a successor Escrow Agent hereunder. The parties hereto agree that the successor Escrow Agent may be Robinson Silverman Pearce Aronsohn & Berman LLP (“Robinson Silverman”). Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. In the event that a successor escrow agent is not so appointed, then Escrow Agent may relinquish its custody of the Escrowed Shares by delivering the Escrowed Shares to Robinson Silverman.

     7.     Liability of Escrow Agent.

            (a)  Escrow Agent shall have no liability or obligation with respect to the Escrowed Shares except for Escrow Agent’s willful misconduct or gross negligence. Escrow Agent’s sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrowed Shares in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Shares or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions of this Agreement or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

            (b)  The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Shares, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrowed Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part of such proceeds, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall give prompt written notice to the Company and the Investor of its compliance with any such order, writ, judgment or decree.

     8.     Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, the Company shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person (including, without limitation, the Company or the Investor), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation (including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise), arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

     9.     Fees and Expenses of Escrow Agent. The Company shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached to this Agreement and, in addition, shall reimburse Escrow Agent for all of its reasonable and actual out-of-pocket expenses, including travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 9 shall be payable by the Company upon demand by Escrow Agent. The obligations of the Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     10.     Notices. All notices, instructions or correspondence required or permitted to be given in connection with this Agreement shall be given by hand, facsimile, overnight express service or certified mail, return receipt requested, and shall be effective upon receipt, addressed to the parties as follows:

If to the Company:

HEARx Ltd.
1250 Northpoint Parkway
West Palm Beach, FL 33407
Facsimile No.: (501) 688-8883
Attn: Chairman

With copies to:

Bryan Cave LLP
700 Thirteenth Street, N.W., Suite 700
Washington, DC 20005-3960
Facsimile No.: (202) 508-6200
Attn: LaDawn Naegle, Esq

If to the Investor:

Genesee International Inc.
10500 NE 8th Street
Suite 1920
Bellevue, WA 98004
Facsimile: (425) 462-4645
Attention: Howard Coleman

With copies to:

Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
Facsimile No.: (212) 541-4630 and (212) 541-1432
Attn: Eric L. Cohen, Esq

If to Escrow Agent:

American Stock Transfer & Trust Company
6201 15th Avenue - Third Floor
Brooklyn, NY 11219
Attention: Mr. Herbert J. Lemmer
Fax No. (718) 331-1852

     The parties may change the address to which notices shall be given by giving notice to the other in the same manner as set forth above in this Section 10.

     11.     Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Company, the Investor and Escrow Agent. No delay or omission by any party in exercising any right with respect to this Agreement shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     12.     Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

     13.     Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws (and not laws pertaining to conflicts or choice of law) of the State of New York in all respects, including all matters of validity, construction and performance of this Escrow Agreement. All parties consent to the exercise of personal jurisdiction over them in New York and agree that any lawsuit or arbitration arising out of or relating to this Escrow Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of New York, State of New York.

     14.     Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment, disbursement and release of the Escrow Property and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrowed Shares.

     15.     Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Company, the Investor and Escrow Agent.

     16.     Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement or direction. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     17.     Termination. Upon the first to occur of the disbursement or release of all Escrowed Shares or the disbursement or release of all Escrowed Shares pursuant to Section 7(b) of this Agreement, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrowed Shares.

     18.     Construction. When used herein the masculine includes the feminine and neuter and the singular includes the plural and vice versa.

     19.     Attorneys’ Fees. Should an action be instituted by any of the parties to this Agreement in any court of law or equity pertaining to the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered in such action, all court costs and reasonable attorneys’ fees and expenses.

     20.     No Party Deemed Drafter. The parties agree that no one party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision of this Agreement against any party as the drafter of the Agreement. The parties, and each of them, acknowledge that all parties have contributed substantially and materially to the preparation of this Agreement.

     21.     Equitable Relief. The parties agrees that any material breach or attempted or threatened breach of this Agreement could result in irreparable injury to the parties for which there would be no adequate remedy at law and consents to injunctive relief without limiting the applicability of any other remedies.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

HEARx LTD.

By:/s/ Paul A Brown Name: Paul A. Brown, M.D. Title: Chairman and Chief Executive Officer

ADVANTAGE FUND II LTD.

By:/s/ Donald R. Morken Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:/s/ H. J. Lemmer Herbert J. Lemmer, Vice President

Exhibit A

Fee of the Escrow Agent

     The Company shall pay the Escrow Agent an annual fee of $2,500, with the first fee payment to be made on the date of this Agreement and each subsequent payment shall be made on the each anniversary of the date of this Agreement.